Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 2-76378 on Form S-8 of our report dated June 29, 2021, appearing in this Annual Report on Form 11-K of the Globe Life Inc. Savings and Investment Plan for the year ended December 31, 2020.

/s/ Lane Gorman Trubitt, LLC

Dallas, Texas
June 29, 2021